NUMBER

CERT._____

YOUXIN TECHNOLOGY LTD

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

$0.0001 PAR VALUE ORDINARY SHARES

SHARES

****** ******

CUSIP G9876W 104

ORDINARY SHARES

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES OF

YOUXIN TECHNOLOGY LTD

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated:

COUNTERSIGNED AND REGISTERED:

VSTOCK TRANSFER, LLC

Transfer Agent and Registrar

By:______________________________

AUTHORIZED SIGNATURE

Chief Executive Officer and Chairman